EXHIBIT 32.2
CERTIFICATION OF R. LEE PHEGLEY, JR.
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with Invesco Mortgage Capital Inc.’s (the “Company”) Annual Report on Form 10-K for the period ended December 31, 2020 (the “Report”), I, R. Lee Phegley, Jr., do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 22, 2021	/s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer